                                                                   Exhibit 10.21

                    AMENDMENT NO. 4 AND WAIVER dated as of May 10, 2002 (this
               "Amendment"), to the Credit Agreement dated as of June 28, 1999, as amended and restated as of July 21, 1999, as amended (the "Credit Agreement"), among Knowles Electronics Holdings, Inc., formerly known as Knowles Electronics, Inc., a Delaware corporation (the "Parent Borrower"); the financial institutions party thereto as Lenders (the "Lenders"); JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") and Morgan Stanley Senior Funding, Inc., as Syndication Agent.



          A. The Lenders and the Issuing Bank have extended credit to the Parent Borrower, and have agreed to extend credit to the Parent Borrower, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

          B. The Parent Borrower has requested that the Required Lenders agree to amend and waive certain provisions of the Credit Agreement as set forth herein. The Required Lenders are willing to agree to such amendments and waivers pursuant to the terms and subject to the conditions set forth herein.

          C. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement as amended and waived hereby.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Amendments. The Credit Agreement is hereby amended as follows:

          (a) The table in the definition of the term "Applicable Rate" in
Section 1.01 of the Credit Agreement is replaced with the following table:

                                                           Eurodollar
                                          ABR Revolving/   Revolving/                    Eurodollar
                                            Tranche A      Tranche A     ABR Tranche B    Tranche B    Commitment
          Leverage Ratio:                    Spread          Spread          Spread         Spread      Fee Rate
------------------------------------------------------------------------------------------------------------------
Category 1
Greater than or equal to 4:50 to 1:00         2.50%           3.50%           3.50%          4.50%         0.50%

Category 2
Greater than or equal to 3.75 to 1.00         2.25%           3.25%           3.50%          4.50%         0.375%
and less than 4.50 to 1.00

Category 3
Greater than or equal to 3.00 to 1.00         2.00%           3.00%           3.50%          4.50%         0.375%
and less than 3.75 to 1.00

Category 4
Greater than or equal to 2.25 to 1.00         1.75%           2.75%           3.50%          4.50%         0.375%
and less than 3.00 to 1.00

Category 5
Less than 2.25 to 1.00                        1.50%           2.50%           3.50%          4.50%         0.375%

          (b) Section 1.01 of the Credit Agreement is hereby amended by the addition of the following definitions in the appropriate alphabetical position:

          "Investor Funding Agreement" means the Investor Funding Agreement dated as of May 10, 2002, among Key Acquisition L.L.C., the Parent Borrower and the Administrative Agent.

          "Parent Investment" means the investment required to be made by one or more of the Sponsors pursuant to the Investor Funding Agreement.

          "Required Additional Capital" means (a) Indebtedness of the Parent Borrower permitted pursuant to clause (xii) of paragraph (a) of Section
     6.01 or (b) capital stock of the Parent Borrower, including preferred stock or the Parent Investment, in each case incurred or issued after May 10, 2002 and resulting in cash proceeds to the Parent Borrower of at least $10,000,000; provided that the terms and conditions of such Indebtedness or capital stock are reasonably satisfactory to the Administrative Agent.

          (c) Section 2.05 of the Credit Agreement is hereby amended by deleting the reference "Section 2.11(b)" in each instance it appears in paragraph (j) thereof and substituting in lieu thereof the following:

     paragraph (b) or (g) of Section 2.11, as applicable

          (d) Paragraph (c) of Section 2.11 of the Credit Agreement is hereby amended by adding the following sentence after the end of the first sentence of such paragraph: "Notwithstanding the proviso to the preceding sentence, the aggregate amount of Net Proceeds that the Parent Borrower may elect to apply to acquire assets in lieu of prepayment, as contemplated by such proviso, shall not exceed $2,000,000 in the aggregate after April 1, 2002."

          (e) Section 2.11 of the Credit Agreement is hereby further amended by adding at the end thereof the following:

          (g) In the event that, on the date that any proceeds of any Required Additional Capital are received, the Domestic Revolving Exposures exceed $8,250,000, then on such date the Parent Borrower shall prepay Domestic Revolving Borrowings or Domestic Swingline Borrowings (and, if repayment of all such Borrowings is insufficient to reduce the Domestic Revolving Exposures to $8,250,000, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)), in an aggregate amount for such repayments and deposits equal to the lesser of such excess and the amount of such proceeds.

          (f) Article V of the Credit Agreement is hereby amended by adding at the end thereof the following;

          SECTION 5.15. Payment of Interest on Subordinated Debt. The Parent Borrower will pay the interest due April 15, 2002 with respect to the Subordinated Refinancing Debt immediately following the Amendment Effective Date (as defined in Amendment No. 4 and Waiver dated as of May 10, 2002, to this Agreement).

          (g) Section 6.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (x) of paragraph (a) thereof, (ii) deleting the period at the end of clause (xi) of paragraph (a) thereof and substituting in lieu thereof the following: "; and" and (iii) adding following clause (xi) of paragraph (a) thereof the following:

          (xii) Indebtedness of the Parent Borrower in an aggregate principal amount not exceeding $10,000,000; provided that such Indebtedness is subordinated to the Obligations, and has other terms and conditions, reasonably satisfactory to the Administrative Agent.

          (h) Section 6.04 of the Credit Agreement is hereby amended by adding at the end of clause (a) thereof the following:

     ; provided that no Permitted Acquisition will be permitted after April 1, 2002;

          (i) Section 6.09 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

     Notwithstanding clause (e) above or any other provision of this Agreement, the Parent Borrower will not, and will not permit any Subsidiary to, make any payments of fees to any of the Sponsors (whether under the management agreement referred to in clause (e) above or otherwise) after April 1, 2002.

          (j) The table in Section 6.12 of the Credit Agreement is replaced with the following table:

                    Period                               Ratio
                    ------                               -----
June 30, 2002 through March 31, 2003                    1.45 to 1.00
April 1, 2003 through March 30, 2004                    2.25 to 1.00
March 31, 2004 through March 30, 2005                   2.50 to 1.00
March 31, 2005 through March 30, 2006                   2.75 to 1.00
March 31, 2006 through March 30, 2007                   3.00 to 1.00
March 31, 2007 and thereafter                           3.25 to 1.00

          (k) The table in Section 6.13 of the Credit Agreement is replaced with the following table:

                  Period                                               Ratio
--------------------------------------------                        ------------
April 1, 2002 through September 29, 2002                            6.75 to 1.00
September 30, 2002 through December 30, 2002                        6.65 to 1.00
December 31, 2002 through March 30, 2003                            6.45 to 1.00
March 31, 2003                                                      5.85 to 1.00
April 1, 2003 through March 30, 2004                                4.00 to 1.00
March 31, 2004 through March 30, 2006                               3.75 to 1.00
March 31, 2006 and thereafter                                       3.50 to 1.00

          (l) Section 6.13 of the Credit Agreement is hereby further amended by the addition of the following at the end of such Section:

          On or prior to April 10, 2003, the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Leverage Ratio on and as of April 1, 2003, complies with the requirements of this Section. Failure to deliver such certificate shall constitute an Event of Default.

          (m) Section 6.14 of the Credit Agreement is hereby amended by deleting the amount "$20,000,000" appearing in paragraph (a) thereof and substituting in lieu thereof the amount "$15,000,000".

          (n) Article VII of the Credit Agreement is hereby amended by (i) deleting the word "or" appearing at the end of paragraph (m) thereof, (ii) adding the word "or" at the end of paragraph (n) thereof and (iii) adding following paragraph (n) thereof the following:

          (o) (i) the Parent Borrower fails to receive the Required Additional Capital (other than the Parent Investment) on or prior to September 3, 2002 or (ii) the Parent Investment is not made on or prior to the Funding Date (as defined in the Investor Funding Agreement);

          SECTION 2. Decrease in Revolving Commitments. The parties hereto agree that on the Amendment Effective Date the Domestic Revolving Commitments shall be reduced by $6,750,000 to $18,250,000, with the result that the Revolving Commitments are also $18,250,000, and that such reduction shall be allocated pro rata among the Lenders based on their Domestic Revolving Commitments.

          SECTION 3. Waivers. The Required Lenders hereby waive compliance by the Parent Borrower with the provisions of (a) paragraph (a) of Section 5.01 of the Credit Agreement with respect to the financial statements for the fiscal year ended December 31, 2001, provided that the waiver contained in this clause
(a) shall terminate if such financial statements are not delivered on or prior to the date that is 30 days

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                                                                               5

following the Amendment Effective Date (as defined below), (b) clause (iii) of paragraph (a) of Section 6.01 of Credit Agreement with respect to the refinancing of the Indebtedness listed on Section 1.a of Schedule 6.01 to the Credit Agreement with Indebtedness of Ruwido Austria GmbH in favor of Ernst Bank Vienna in the aggregate principal amount not exceeding Euro 4,200,000; provided that following June 30, 2002, the aggregate principal amount of such Indebtedness shall not exceed Euro 4,000,000, (c) Section 6.12 of the Credit Agreement for the period ended March 31, 2002, (d) Section 6.13 of the Credit Agreement for the period from January 1, 2002 through March 31, 2002, and (e) paragraph (g) of Article VII with respect to the failure to pay the interest due April 15, 2002 on the Subordinated Refinancing Debt prior to the Amendment Effective Date.

          SECTION 4. Representations and Warranties. The Parent Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

          (a) This Amendment has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of the Parent Borrower, enforceable against the Parent Borrower in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (b) On and as of the Amendment Effective Date, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the Amendment Effective Date, except (i) to the extent such representations and warranties expressly relate to an earlier date and (ii) representations and warranties that are not true and correct as a result of the failure to pay interest due on April 15, 2002 with respect to the Subordinated Refinancing Debt.

          (c) At the time of and immediately after giving effect to this Amendment, no Default has occurred and is continuing other than the Default resulting from the failure to pay interest due on April 15, 2002 with respect to the Subordinated Refinancing Debt.

          SECTION 5. Conditions to Effectiveness. This Amendment shall become effective as of the first date on or after May 10, 2002, that each of the following conditions is satisfied (such date, the "Amendment Effective Date"):

          (a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Parent Borrower and the Required Lenders.

          (b) The representations and warranties set forth in Section 4 of this Amendment shall be true and correct.

          (c) The Administrative Agent shall have received (i) for the account of each Lender that executes and delivers a counterpart of this Amendment on or before May 13, 2002 an Amendment Fee equal to 0.25% of the sum of its Domestic Revolving Commitment and its outstanding Term Loans and (ii) payment of all out-of-pocket expenses (including fees and disbursements of counsel for the Administrative Agent) required to be paid or reimbursed by the Parent Borrower under the Credit Agreement, to the extent invoices therefor have been presented to the Parent Borrower at least one Business Day prior to the Amendment Effective Date.

     (d) The Administrative Agent shall have received (i) copies of each of the agreement attached hereto as Exhibit A, B, C and D, respectively, which shall have been executed and delivered by the parties thereto, and (ii) legal opinions, in a form and from counsel reasonably satisfactory to it, with respect to the due authorization and enforceability of such agreements and the absence of conflicts with respect thereto.

     SECTION 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Parent Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement set forth herein. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement. Each of the Exhibits to this Amendment shall constitute a Loan Document and each of the Investor, DH and the DH Investors (as each such term is defined in the Exhibits hereto) shall constitute a Loan Party for all purposes under Article VII of the Credit Agreement.

     SECTION 7. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart hereof.

     SECTION 9. Expenses. The Parent Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                   KNOWLES ELECTRONICS HOLDINGS, INC.,

                                     by
                                       ------------------------------------
                                       Name:
                                       Title:

                                   JPMORGAN CHASE BANK, individually and
                                   as Administrative Agent,

                                     by
                                       ------------------------------------
                                       Name:
                                       Title:

                                   MORGAN STANLEY SENIOR FUNDING,
                                   INC., individually and as Syndication Agent,

                                     by
                                       ------------------------------------
                                       Name:
                                       Title: